Exhibit 10.14

PHOENIX OPERATING LLC AND

PHOENIX CAPITAL GROUP HOLDINGS, LLC

January 22, 2025

David Scadden

[Address omitted]

Re: Removal of Annual Performance Bonus

Dear David:

Phoenix Operating, LLC, a wholly owned subsidiary of Phoenix Capital Group Holdings, LLC dba Phoenix Capital Group, is affirming via this letter that notwithstanding anything to the contrary, an annual performance bonus will no longer be payable to you in connection with your employment commencing in the 2025 calendar year. However, performance reviews will continue to be performed, and such will be used to determine salary changes and discretionary bonuses, each at the sole discretion of Lion of Judah Capital, LLC. As you have been admitted as a member of Phoenix Equity Holdings, LLC, the sole member of Phoenix Capital Group, on December 4, 2024, since that time you acknowledge that you are no longer a W-2 employee of Phoenix Capital Group or Phoenix Operating, LLC and instead will receive a Schedule K-1 and be taxed accordingly with neither Phoenix Capital Group nor Phoenix Operating making any tax withholdings from any payments made to you in connection with your employment with Phoenix Operating or Phoenix Capital Group or your membership interest in Pheonix Equity Holdings.

You should consult with a tax advisor regarding your tax liability related to your membership interest in Pheonix Equity Holdings, LLC and any payments received in connection with your membership and/or employment.

Sincerely,

Lion of Judah Capital, LLC

By: /s/ Daniel Ferrari

Name: Daniel Ferrari

Title: Manager

Phoenix Capital Group Holdings, LLC

By: Phoenix Equity Holdings, LLC, its sole member

By: /s/ Adam Ferrari

Name: Adam Ferrari

Title: Chief Executive Officer

Acknowledged and Accepted by:

/s/ David Scadden

David Scadden